Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Shuttle Pharmaceuticals Holdings, Inc. of our report dated September 12, 2019, relating to the consolidated financial statements of Shuttle Pharmaceuticals Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Los Angeles, California

September 12, 2019